                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            THE PIONEER GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                            THE PIONEER GROUP, INC.

                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 1999

     The Annual Meeting of Stockholders of The Pioneer Group, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts on Tuesday, May 18, 1999, at 9:30 a.m., local time, to consider and act upon the following matters:

          1. To elect seven directors until the Annual Meeting in 2000.

          2. To approve an amendment to the Company's 1997 Stock Incentive Plan to increase the number of shares of the Company's common stock reserved for issuance under the Plan from 1,500,000 shares to 3,000,000 shares.

          3. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent accountants for the current year.

          4. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

     If you are a stockholder of record at the close of business on Wednesday, March 24, 1999, you are entitled to notice of and to vote at the meeting. The stock transfer books of the Company remain open.

     We cordially invite all stockholders to attend the meeting.


                                            By order of the Board of Directors,


                                            /s/ Joseph P. Barri
                                            -----------------------------------
                                            JOSEPH P. BARRI, Secretary


April 13, 1999


                             YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                            THE PIONEER GROUP, INC.

                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1999

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Pioneer Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109 at 9:30 a.m., local time, on Tuesday, May 18, 1999, and at any adjournments of the Annual Meeting. Each proxy will be voted as the stockholder instructs. If a proxy does not specify a choice, the proxy will be voted in favor of the election of the director nominees and in favor of the proposals set forth in the accompanying Notice of Meeting. Any stockholder may revoke a proxy at any time before exercise by written or oral request to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Board of Directors has fixed March 24, 1999 (the "Record Date") as the date for determining which stockholders may vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 26,315,377 shares of Common Stock of the Company. Each share is entitled to one vote.

     The Company is mailing its 1998 Annual Report to Stockholders together with this proxy statement and the enclosed proxy on or about April 13, 1999 to all stockholders entitled to vote at the Annual Meeting.

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, TO ANY STOCKHOLDER WHO MAKES A REQUEST IN WRITING TO TIMOTHY T. FROST, SENIOR VICE PRESIDENT, CORPORATE COMMUNICATIONS AND PLANNING, 60 STATE STREET, BOSTON, MASSACHUSETTS 02109.

VOTES REQUIRED AND TABULATION OF VOTES

     The holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares that abstain or do not vote with respect to one or more of the proposals) will be counted for purposes of determining whether a quorum is present.

     Shares that abstain from voting as to a particular matter will not be counted as votes in favor of such matter but will be counted as shares voting on such matter. Accordingly, an abstention from voting on a matter has the same effect as a vote against the matter. Shares held in street name by brokers or nominees who indicate on their proxy that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter and also will not be counted as shares entitled to vote on such matter. Accordingly, a "broker non-vote" on a matter that requires the affirmative vote of a certain percentage of the shares present and entitled to vote on the matter, which this year includes each matter presented to stockholders at the Annual Meeting, has no effect on the voting of such matter.

     The seven nominees who receive a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting will be elected to the Company's Board of Directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting is required for the approval of the amendment to the 1997 Stock Incentive Plan and the ratification of the selection of Arthur Andersen LLP as the Company's independent accountants for the current year.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information, as of March 24, 1999, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the named executive officers of the Company as defined under the caption "Executive Compensation" below, and (iv) all directors and executive officers of the Company as a group.

                                                                                       PERCENT
                                                                                      OF SHARES
                NAME AND ADDRESS                    NUMBER                            OF COMMON
                  OF BENEFICIAL                       OF             NATURE OF          STOCK
      OWNER, EXECUTIVE OFFICER OR DIRECTOR         SHARES(1)        OWNERSHIP(1)    OUTSTANDING(2)
      ------------------------------------         ---------        ------------    --------------
John F. Cogan, Jr................................  2,352,094(3)     Direct                8.8%
  60 State Street                                  1,255,950(4)     Indirect              4.8%
  Boston, Massachusetts 02109
Southeastern Asset Management, Inc...............  4,932,100(5)     Indirect             18.7%
  6410 Poplar Avenue
  Suite 900
  Memphis, Tennessee 38119
Gabelli Funds, Inc...............................  2,350,105(6)     Indirect              8.9%
  One Corporate Center
  Rye, New York 10580
Robert L. Butler.................................    393,708(3)(7)  Direct                1.5%
David D. Tripple.................................    316,101(3)     Direct                1.2%
Maurice Engleman.................................      4,000        Direct                  *
Alan J. Strassman................................         --        --                     --
Jaskaran S. Teja.................................     18,980(3)     Direct                  *
John H. Valentine................................      4,000        Direct                  *
Stephen G. Kasnet................................     27,297(3)     Direct                  *
Alicja K. Malecka................................     98,407(3)     Direct                  *
William H. Smith, Jr.............................    287,926(3)     Direct                1.1%
William H. Keough................................    149,432(3)     Direct                  *
All directors and executive officers as a group
  (15 persons)...................................  3,749,493(3)(7)  Direct               13.7%
                                                   1,255,950(4)     Indirect              4.8%

---------------

  * Denotes ownership of less than 1% of outstanding shares of Common Stock.

(1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed.

(2) For purposes of this table, the number of outstanding shares of Common Stock of the Company is adjusted for each director and executive officer to include the number of shares of Common Stock into which any options held by such director or executive officer are exercisable on or before May 23, 1999.

(3) Includes shares of Common Stock that the listed person has the right to acquire under outstanding options that are exercisable on or before May 23, 1999, including 303,000 shares for Mr. Cogan; 14,500 shares for Mr. Kasnet; 75,000 shares for Ms. Malecka; 120,000 shares for Mr. Smith; 163,000 shares for Mr. Tripple; 163,000 shares for Mr. Butler; 115,500 shares for Mr. Keough; 15,400 shares for Dr. Teja; and 1,039,400 shares for all directors and executive officers as a group.

(4) Includes an aggregate of 378,754 shares of Common Stock held in trusts with respect to which Mr. Cogan may be deemed to be a beneficial owner by reason of his position as a trustee and/or his interests as a beneficiary, over which shares Mr. Cogan exercises shared voting and investment power. Also includes an aggregate of 877,196 shares of Common Stock held by voting trusts of which Mr. Cogan is the sole trustee.

(5) Consists of shares of Common Stock held by a variety of investment advisory clients, over which shares Southeastern Asset Management, Inc. exercises sole, shared or no voting authority and exercises sole or shared investment power. The foregoing is based solely on information provided by the stockholder in Amendment No. 12 to Schedule 13G dated February 10, 1999 with respect to shares held on December 31, 1998.

(6) Consists of shares of Common Stock held by a variety of investment advisory and investment company clients, over which shares Gabelli Funds, Inc., Gabelli Asset Management, Inc. or one of their affiliates exercises sole voting authority and sole investment power. The foregoing is based solely on information provided by the stockholder in Amendment No. 4 to Schedule 13D dated March 17, 1999 with respect to shares held on March 12, 1999.

(7) Includes 84,300 shares that Mr. Butler owns jointly with his wife.

                             ELECTION OF DIRECTORS

     The persons named in the proxy will vote to elect as directors the seven nominees named below, except with respect to any proxy marked against the election of one or more of the nominees. The Board of Directors has fixed the number of directors at seven and, accordingly, the proxy may be voted for only seven directors. All of the nominees are currently directors of the Company.

     Each nominee who is elected will hold office until the next annual meeting of stockholders and until his successor is elected and qualified. If a nominee becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. The Company does not anticipate that any of the nominees will be unavailable.

     The following table sets forth the name of each nominee, his age, the year in which he first became a director of the Company, other offices and positions, if any, which he holds with the Company or any significant subsidiary of the Company, or his principal occupation, and the names of other publicly-held or registered investment companies for which he serves as a director or trustee.

                                                                     FIRST
       NAME, OFFICES AND POSITIONS WITH THE COMPANY,                BECAME A
    PRINCIPAL OCCUPATION AND TRUSTEESHIPS/DIRECTORSHIPS       AGE   DIRECTOR
    ---------------------------------------------------       ---   --------
Robert L. Butler............................................  58      1988
  Senior Managing Director of Pioneer Investment Management,
     Inc. ("PIM"). Director of Pioneering Services
     Corporation ("PSC"), Pioneer International Corporation
     ("Pioneer International") and Pioneer Real Estate
     Advisors, Inc. ("PREA"). Deputy Chairman and Managing
     Director of Pioneer Global Funds Distributor, Ltd.
     ("PGFD"). Vice Chairman of the Supervisory Board of
     Pioneer First Polish Investment Fund Joint Stock
     Company, SA ("Pioneer Poland"). Member of the
     Supervisory Board of Pioneer Czech Investment Company,
     A.S. ("Pioneer Czech"). Vice Chairman of Pioneer Fonds
     Marketing GmbH ("Fonds Marketing"). Director of Pioneer
     Management (Ireland) Limited ("Pioneer Ireland") and
     Pioneer Global Bond Fund Plc, Pioneer Global Equity
     Fund Plc, Pioneer European Equity Fund Plc, Pioneer
     Emerging Europe Fund Plc, Pioneer US Real Estate Fund
     Plc, Pioneer Euro Reserve Fund Plc and Pioneer U.S.
     Growth Fund Plc (collectively, the "Irish Funds").

                                                                     FIRST
       NAME, OFFICES AND POSITIONS WITH THE COMPANY,                BECAME A
    PRINCIPAL OCCUPATION AND TRUSTEESHIPS/DIRECTORSHIPS       AGE   DIRECTOR
    ---------------------------------------------------       ---   --------
John F Cogan, Jr............................................  72      1962
  President, Chief Executive Officer and Chairman of the
     Board of the Company since 1962. Chairman of PIM since
     1993 and President of PIM from 1962 to 1993. Director
     of PIM since 1962. Chairman and Director of Pioneer
     Funds Distributor, Inc. ("PFD"), PSC, PREA, Pioneer
     First Investment Fund ("First Investment Fund") and
     Pioneer Forest, Inc. Chairman, President and Trustee of
     each of the registered investment companies in the
     Pioneer Family of Mutual Funds. President and Director
     of Pioneer International, Pioneer Omega, Inc. ("Pioneer
     Omega") and Pioneer First Russia, Inc. ("Pioneer First
     Russia"). Chairman and Director of Pioneer Goldfields
     Limited ("PGL"), Teberebie Goldfields Limited, Closed
     Joint-Stock Company "Forest-Starma," Closed Joint-Stock
     Company "Amgun-Forest," Closed Joint-Stock Company
     "Udinskoye," Closed Joint-Stock Company "Tas-Yurjah"
     Mining Company, Chairman of the Supervisory Board of
     Pioneer Poland, Pioneer Czech and Fonds Marketing.
     Chairman of PGFD. Member of Supervisory Board of
     Pioneer Universal Pension Fund Company. Director of
     Pioneer Ireland and each of the Irish Funds. Senior
     Partner of the Boston law firm, Hale and Dorr LLP,
     counsel to the Company.

Maurice Engleman............................................  72      1979
  Director, Chairman and Chief Executive Officer of
     Professional Equity Corporation, which markets financed
     premium life insurance, since 1995. Director, Chairman
     and Chief Executive Officer of Marketing Two, Inc.,
     which markets financed premium life insurance, since
     February 1996. Previously, President of FAX
     International, a computer software company.

Alan J. Strassman...........................................  59      1996
  Vice Chairman of the Company since 1998. Director, Partner and Chairman of the Board of Martingale Asset
     Management, an investment advisory firm, since 1988.
     Previously, Trustee and Executive Vice President of
     Batterymarch Investment Management, Inc. Member of the
     Board of Trustees of the Museum of Fine Arts, Boston,
     Massachusetts. Member of the Board of Trustees of WGBH
     (public television and radio).

Jaskaran S. Teja............................................  69      1994
  Senior Vice President of Pioneer International since 1992.
     Director of PGL. Independent international consultant
     in financial services and corporate development from
     1988 to 1992. Permanent Representative of India to the
     United Nations from 1986 to 1988. Secretary of
     Government of India, Ministry of External Affairs, from
     1984 to 1986. Additional Secretary for Political
     Affairs, New Delhi, from 1981 to 1984. Indian
     Ambassador to Afghanistan from 1979 to 1981. Deputy
     Chief of Mission, Indian Embassy, Moscow, from 1977 to
     1979.

David D. Tripple............................................  55      1986
  Executive Vice President of the Company since 1986.
     President of PIM since 1993 and Director of PIM since
     1986. Executive Vice President and Chief Investment
     Officer of PIM from 1986 to 1993. Executive Vice
     President and Trustee of each of the registered
     investment companies in the Pioneer Family of Mutual
     Funds. Director of PFD, Pioneer International, PREA,
     Pioneer Omega, Pioneer First Russia, First Investment
     Fund, Pioneer Ireland and each of the Irish Funds.
     Member of the Supervisory Board of Pioneer Poland and
     Pioneer Czech.

                                                                     FIRST
       NAME, OFFICES AND POSITIONS WITH THE COMPANY,                BECAME A
    PRINCIPAL OCCUPATION AND TRUSTEESHIPS/DIRECTORSHIPS       AGE   DIRECTOR
    ---------------------------------------------------       ---   --------
John H. Valentine...........................................  74      1985
  Director of Entrepreneurial Management of Health Policy
     Institute, since 1991. Vice Chairman of the Board and
     Treasurer of Boston Medical Center. President and Chief
     Executive Officer of Beech Hill Hospital from 1980 to
     1990. From 1975 to 1980, consultant to T.A. Associates,
     a manager of venture capital. From 1972 to 1975,
     partner of Tucker Anthony & R.L. Day, a financial
     services firm. Overseer of Hurricane Island Outward
     Bound School and Trustee of Thompson Island Outward
     Bound Education Center. Director of Visualization
     Technology, Inc.

DIRECTORS' MEETINGS AND FEES

     During 1998, the Board of Directors held four meetings. Each director currently standing for reelection attended all Board meetings and all meetings held by the committees on which he served in 1998. The Company paid each of its non-management directors, Messrs. Engleman, Valentine and Strassman, $6,000 for each Board meeting ($5,000 during the first quarter) attended during 1998. Board members who serve on the Compensation Committee or Audit Committee receive an additional annual payment of $3,000 per Committee. Expenses for attending meetings are reimbursed. Management directors, Messrs. Cogan, Butler, Teja and Tripple, receive $500 per annum for their services as directors. For 1998, directors received aggregate fees of $86,000 and expense reimbursements of $17,000.

COMMITTEE MEETINGS

     The Compensation Committee of the Board of Directors, consisting of Messrs. Engleman and Valentine, met four times during 1998. This Committee determines the base salary and short and long-term incentives granted to the President, the named executive officers and certain other executives of the Company. Additionally, the Compensation Committee grants awards under the Company's stock incentive plan and otherwise administers the plan. The Compensation Committee also makes recommendations to the Board of Directors on any proposed plan or program that relates primarily to the senior management of the Company.

     The Audit Committee of the Board of Directors consists of Messrs. Engleman, Strassman and Valentine. The Audit Committee meets at least annually with the Company's independent accountants and periodically with the Company's internal accounting and auditing staff and oversees generally the financial controls and practices of the Company. The Audit Committee met four times during 1998.

     The Company does not have a nominating committee or committee serving a similar function. Nominations are made by and through the full Board of Directors.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the Chief Executive Officer of the Company, the four other most highly compensated executive officers of the Company and two former executive officers of the Company (these seven current and former executive officers are collectively referred to in this proxy statement as the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                 ANNUAL COMPENSATION                      AWARDS
                                        --------------------------------------   -------------------------
                                                                     OTHER                      SECURITIES
                                                                     ANNUAL       RESTRICTED    UNDERLYING    ALL OTHER
           NAME AND                                                 COMPEN-         STOCK        OPTIONS       COMPEN-
      PRINCIPAL POSITION         YEAR   SALARY($)(1)   BONUS($)   SATION($)(2)   AWARDS($)(3)      (#)       SATION($)(4)
      ------------------         ----   ------------   --------   ------------   ------------   ----------   ------------
John F. Cogan, Jr.,............  1998     $597,115     $200,000     $19,250              --      100,000       $30,000
  President and Chief Executive  1997     $525,000     $550,000     $12,500              --      100,000       $30,000
  Officer of the Company         1996     $525,000     $450,000     $11,083              --       75,000       $30,000

David D. Tripple,..............  1998     $441,346     $130,000     $19,250        $ 69,702       75,000       $27,468
  Executive Vice President of
    the Company and President    1997     $425,000     $744,213     $12,500        $291,984       15,000       $27,370
    of PIM                       1996     $425,000     $425,000     $11,083        $ 48,876       15,000       $27,268

Stephen G. Kasnet,.............  1998     $285,577     $178,750     $   750        $ 95,773       75,000       $27,091
  Executive Vice President       1997     $250,000     $227,500     $   500        $122,102       17,500       $27,204
  of the Company                 1996     $225,000     $157,500     $   500        $ 67,307       20,000            --

William H. Smith, Jr.,.........  1998     $285,577     $178,750     $    --        $ 95,773       75,000       $29,492
  Executive Vice President of
    the Company and President    1997     $260,000     $227,500          --        $122,102       12,500       $30,000
    of PSC                       1996     $250,000     $221,000          --        $118,516       12,500       $30,000

Alicja K. Malecka,.............  1998     $259,615     $178,750     $    --        $ 95,773       75,000       $24,366
  Executive Vice President       1997     $220,000     $227,500          --        $122,102       12,500       $24,020
  of the Company                 1996     $220,000     $169,000          --        $ 57,392       12,500       $23,365
FORMER EXECUTIVE OFFICERS:
Robert L. Butler,..............  1998     $337,500     $325,000     $   500        $174,140           --       $29,831
  Former Executive Vice          1997     $300,000     $325,000     $   500        $174,416       17,500       $30,000
  President of the Company       1996     $280,000     $276,250     $   500        $148,146       17,500       $30,000
  and Former President of PFD

William H. Keough,.............  1998     $280,385     $300,000     $    --              --           --       $30,000
  Former Senior Vice President,  1997     $270,000     $195,000          --        $104,628       12,500       $29,931
  Chief Financial Officer and    1996     $265,000     $178,750          --        $ 95,886       12,500       $30,000
  Treasurer of the Company

---------------
(1) Includes annual base salary plus additional salary paid for one extra biweekly pay period during 1998.

(2) Represents amounts paid to management directors for their services as directors of the Company, as trustees of the registered investment companies in the Pioneer Family of Mutual Funds, or as Directors of the Company's Irish Funds.

(3) Dollar values of 1998 restricted stock awards are based on the market price at the time of grant. With respect to each named executive officer's unvested restricted stock holdings, the number of shares of Common Stock and the dollar value thereof at December 31, 1998, are as follows: 0 for Mr. Cogan; 16,427 and $322,850 for Mr. Tripple; 7,301 and $143,465 for Mr.
    Kasnet; 14,591 and $286,754 for Mr. Smith; 9,697 and $190,570 for Ms.
    Malecka; 18,814 and $369,744 for Mr. Butler; and 12,249 and $240,733 for Mr. Keough. The value of restricted stock holdings is based on the fair market value of the Common Stock on December 31, 1998 ($19.75) less the purchase price paid by the executive for such shares, which is generally $.10 per share, adjusted for stock splits. The 1998 restricted stock awards vest in 25% annual increments over four years. Dividends, if any, will be paid on shares of restricted stock.

(4) Represents a retirement contribution by the Company, some or all of which is outside of the Company's Retirement Benefit Plan.

STOCK OPTION GRANTS AND EXERCISES

     The following table summarizes stock option grants during 1998 to the named executive officers.

                             OPTION GRANTS IN 1998

                                            INDIVIDUAL GRANTS                         POTENTIAL
                             -----------------------------------------------         REALIZABLE
                               NUMBER      PERCENT                                VALUE AT ASSUMED
                                 OF        OF TOTAL                                 ANNUAL RATES
                             SECURITIES    OPTIONS                                 OF STOCK PRICE
                             UNDERLYING   GRANTED TO   EXERCISE                   APPRECIATION FOR
                              OPTIONS     EMPLOYEES    OR BASE                     OPTION TERM(1)
                              GRANTED     IN FISCAL     PRICE     EXPIRATION   -----------------------
           NAME                (#)(2)        YEAR       ($/SH)       DATE        5%($)        10%($)
           ----              ----------   ----------   --------   ----------   ----------   ----------
John F. Cogan, Jr..........   100,000      14.98%      $16.1250     1/10/09    $1,024,794   $2,603,261
David D. Tripple...........    64,757       9.70%      $13.8125    11/27/08    $  568,455   $1,444,033
                               10,243       1.53%      $13.8125    10/28/08    $   88,977   $  225,485
Stephen G. Kasnet..........    67,761      10.15%      $13.8125    11/27/08    $  594,824   $1,511,019
                                7,239       1.08%      $13.8125    10/28/08    $   62,882   $  159,356
William H. Smith, Jr.......    60,433       9.05%      $13.8125    11/27/08    $  530,497   $1,347,611
                               14,567       2.18%      $13.8125    10/28/08    $  126,538   $  320,672
Alicja K. Malecka..........    60,433       9.05%      $13.8125    11/27/08    $  530,497   $1,347,611
                               14,567       2.18%      $13.8125    10/28/08    $  126,538   $  320,672
Robert L. Butler...........        --          --            --          --            --           --
William H. Keough..........        --          --            --          --            --           --

---------------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the dates the respective options were granted to their expiration dates. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the dates on which the options are exercised.

(2) Each option becomes exercisable in five equal annual installments beginning one year after the date of grant. The Company has never granted stock appreciation rights.

     The following table summarizes option exercises during 1998 and stock options held as of December 31, 1998, by the named executive officers:

                    AGGREGATED OPTION EXERCISES IN 1998 AND
                         FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                              SHARES                     UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                            ACQUIRED ON     VALUE          FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)(1)
                             EXERCISE      REALIZED    ---------------------------   ---------------------------
           NAME                 (#)          ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   ----------   -----------   -------------   -----------   -------------
John F. Cogan, Jr.........    150,000     $2,168,750     303,000        257,000      $2,597,500      $362,500
David D. Tripple..........    100,000     $1,075,569     163,000        104,500      $1,868,750      $445,313
Stephen G. Kasnet.........         --             --      14,500        103,000              --      $445,313
William H. Smith, Jr......     44,000     $  879,562     120,000        100,000      $1,303,750      $445,313
Alicja K. Malecka.........         --             --      72,000        103,000      $  523,375      $456,938
Robert L. Butler..........    100,000     $1,256,875     163,000         32,000      $1,868,750            --
William H. Keough.........     60,000     $1,207,125     140,000         25,000      $1,557,500            --

---------------
(1) Based on the fair market value of the Common Stock on December 31, 1998 ($19.75), as reported on the Nasdaq National Market, less the option exercise price.

       REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
                             EXECUTIVE COMPENSATION

     The Company's executive compensation program is designed to motivate, reward and retain the management talent needed to achieve its business objectives and maintain competitive positions in the investment management, gold mining and other industries in which the Company participates. The Company's program does this by providing incentives to achieve short-term and long-term objectives, by rewarding exceptional performance and accomplishments and by utilizing competitive base salaries and benefits. Compensation decisions for the President, the named executive officers and the Company's other executives are generally based on individual performance, which includes the ability to implement the Company's business plans, to react to unanticipated external factors that can have a significant impact on corporate performance, to focus on cost containment and to retain and develop necessary staff and organization.

     The Company's success is highly dependent upon favorable long-term investment performance of its mutual funds as well as the continuing development of its other businesses. Therefore, incentive awards for executive officers are generally granted with an orientation toward long-term performance and may not fluctuate as greatly as year-to-year results. In keeping with this long-term view, retention of executive officers like those named above is vital to the Company's competitive strength. Incentives for Pioneer Investment Management President, David Tripple, and other key investment advisory personnel are substantially correlated with annual performance of assets under management, but such awards also reflect prevailing compensation standards in the investment management industry, which continues to reward its top performing executives especially well.

     The three major components of the Company's executive compensation program are base salaries, bonus awards and stock incentive awards. The Compensation Committee of the Board of Directors (the "Committee"), comprised of the undersigned, makes recommendations to the Board of Directors as to the base salary, bonus and stock awards of the President and sets the salaries and reviews the bonus and stock-award potential of the other named executive officers and certain other key executives. The Committee typically meets several times, commencing in December each year. As a general rule, any changes in approved salaries of executives are reviewed with the Committee before implementation.

  Base Salaries

     Competitive base salaries are vital to support the management development and career orientation of executives and are consistent with the long-term nature of the Company's businesses. Base salaries and related periodic adjustments are derived primarily from reviews of competitive positioning (how the Company's salary structure for comparable positions compares with that of other relevant companies), business performance, and general economic factors. While there is no specific weighting of these factors, competitive positioning is the primary consideration in setting base salaries. Business and other economic factors such as net income and estimates of inflation are secondary considerations. Base salaries also relate to the executive's performance, level of responsibility and experience.

     John F. Cogan, Jr. became President in 1962. His 1998 base salary was $575,000 and his 1999 base salary, as recommended by the Committee in December 1998, will remain at that level.(1) Mr. Cogan's base salary reflects his extensive hands-on efforts to renew and reinvigorate the Company's domestic investment management business and to nurture the Company's off-shore fund and other international businesses. These efforts require considerable travel and extraordinary personal contributions on a continuing basis.

---------------

    (1) Mr. Cogan is also a partner of Hale and Dorr LLP, counsel to the Company, to which the Company, the Company's subsidiaries and the registered investment companies in the Pioneer Family of Mutual Funds paid approximately $1.2 million for legal services rendered and related expenses incurred in 1998. Fees paid to Hale and Dorr LLP are not considered relevant to Mr. Cogan's compensation although Mr. Cogan may participate in any law firm net income with respect to such fees. Mr. Cogan does not participate in the provision of any legal services to the Company, all of which are provided by other attorneys at market rates.

  Bonus Awards

     Bonus awards to executives are granted primarily to recognize contributions during the past year and generally include a portion that is paid by restricted stock award (see "Stock Incentive Awards" below). The specific bonus an executive receives is dependent on individual performance and level of responsibility. Assessment of an individual's relative performance is made annually based on a number of factors which include initiative, business judgment, technical expertise, management skills and goals and objectives met.

     Mr. Cogan's 1998 bonus award of $200,000 reflects his leadership of, and other significant personal contributions to, the Company's businesses in 1998, including in particular his oversight of an extensive reorganization of the Company's management structure. Mr. Cogan and several other members of senior management received bonus awards that were substantially reduced from previous years, reflecting the Company's disappointing financial results in 1998. The Committee's determination was based on its subjective judgment regarding Mr. Cogan's overall unique contribution as President. Narrow quantitative measures or formulas are not viewed as sufficiently comprehensive for this purpose.

  Stock Incentive Awards

     Stock incentive awards provided by the stockholder-approved 1997 Stock Incentive Plan are long-term incentives that are designed to develop and maintain strong management through share ownership in the Company. The Committee believes that a significant portion of senior executives' compensation should be dependent on "value" created for the stockholders. In this way, senior executives share responsibility for the success of all the Company's businesses.

     In December 1998, the Committee approved an award to Mr. Cogan of options to purchase 100,000 shares of Common Stock to emphasize, in particular, his focus on returning the Company to profitability. The Committee also approved stock option awards for certain other named executive officers and for certain other executive officers. These ten-year stock options are granted at the fair market value of the Company's Common Stock on the date of grant and become exercisable in 20% annual increments.

     Restricted stock awards are excellent vehicles to focus executives on stockholder values by linking the executives' interests to the share price of the Company's Common Stock. Restricted stock awards vest over four years at the rate of 25% per year. Certain named executive officers, other than Mr. Cogan, a number of other executives and a substantial number of the Company's employees received restricted stock awards in 1998 and 1999.

     Neither the number of shares of restricted or unrestricted stock nor the number of stock options currently held by an executive is a factor in determining individual grants because employing that factor would encourage the sale of restricted shares when the restriction lapses as well as the exercise of stock options and the relatively early sale of the resulting shares.

  Summary

     The Committee, which consists of outside directors who are not eligible for awards under the Company's compensation programs, has the responsibility for ensuring that the Company's compensation programs continue to be in the best interest of its stockholders. The Committee believes that the Company has had, and continues to have, appropriate and competitive compensation programs. The balance of a sound base-salary position, competitive short-term bonus orientation, and emphasis on long-term incentives is the foundation that builds stability and supports the Company's businesses.

                                        Maurice Engleman and John H. Valentine,
                                        Members of the Compensation Committee
                                        of the Board of Directors

COMPARATIVE STOCK PERFORMANCE

     The graph and table below compare the cumulative stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the Russell 3000 Index(1) and a peer group index consisting of 11 investment management companies (including the Company)(2) for the same period (assuming the investment of $100 in the Company's Common Stock, the Russell 3000 Index and the peer group index on January 1, 1994, and reinvestment of all dividends). Measurement points are the last trading days of the years ended December 31, 1993, 1994, 1995, 1996, 1997 and 1998.

                                                 THE PIONEER GROUP, INC.     THE RUSSELL 3000 INDEX         PEER GROUP INDEX
                                                 -----------------------     ----------------------         ----------------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                   173.60                      100.17                       86.13
'1995'                                                   218.56                      137.04                      119.12
'1996'                                                   193.37                      166.94                      163.40
'1997'                                                   232.30                      220.00                      260.51
'1998'                                                   164.24                      220.00                      248.26

---------------

(1) The Russell 3000 Index is composed of 3,000 large U.S. companies by market capitalization, representing approximately 98% of the dollar value of the U.S. equity market. The largest company in the Russell 3000 Index has a market value of approximately $272 billion and the smallest approximately $222 million.

(2) In addition to the Company, the peer group index consists of:
    Atlanta/Sosnoff Capital Corp., Bull & Bear Group, Inc., Eaton Vance Corp., Franklin Resources, Inc., NVest L.P., PIMCO Advisors Holdings L.P., T. Rowe Price Associates, Inc., SEI Investment Company, United Asset Management Corp., and Value Line, Inc. Dreyfus Corp., which was included in the peer group index in the Company's 1994 Proxy Statement, ceased to be publicly traded during 1994. Colonial Group, Inc. and Thomson Advisory Group L.P., which were included in the peer group index in the Company's 1995 Proxy Statement, ceased to be publicly traded during 1995. Oppenheimer Capital, L.P., which was included in the peer group index in the Company's 1997 Proxy Statement, merged with PIMCO Advisors, L.P., a subsidiary of PIMCO Advisors Holdings L.P., which is included now in the Company's peer group index.

CERTAIN TRANSACTIONS

     Mr. Cogan, President, Chief Executive Officer and Chairman of the Board of the Company, is a partner of Hale and Dorr LLP, counsel to the Company, and Joseph P. Barri, Secretary of the Company, is a partner of Hale and Dorr LLP. The Company and its subsidiaries and the registered investment companies in the Pioneer Family of Mutual Funds paid an aggregate of approximately $1.2 million in legal fees to Hale and Dorr LLP in 1998.

     Mr. Strassman, the Company's Vice Chairman, has agreed to provide certain services to the Company. These services include assisting in the Company's strategic planning and budgeting process. Also, Mr. Strassman chairs the Company's Committee for Corporate Strategy and Planning. Mr. Strassman maintains an office at the Company's headquarters in Boston, Massachusetts and generally is present at least one day each week. As compensation for the services provided to the Company, Mr. Strassman receives an annual fee (the "Annual Base Fee") equal to one-fifth of the salary of the Company's highest paid executive officer, plus one dollar. The Annual Base Fee is paid quarterly. In addition, Mr. Strassman is entitled to an annual bonus payment that is calculated by multiplying the Annual Base Fee by a percentage that is equal to the average bonus percentage of the Company's Chairman, Chief Financial Officer and Strategic Business Unit Presidents. In December 1998, Mr. Strassman received a pro-rated Annual Base Fee of $47,917 and a bonus payment of $92,690 for his services during the year. Also, in August 1998, Mr. Strassman received an option to purchase 100,000 shares of Common Stock at an exercise price of $19.00 per share. The option becomes exercisable over five years in equal 20% annual increments.

                   AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN
      INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN

     In February 1997, the Board of Directors adopted the 1997 Stock Incentive Plan (the "1997 Plan"), subject to stockholder approval. On May 20, 1997, the stockholders of the Company approved the 1997 Plan. In February 1999, the Board of Directors of the Company approved an amendment to the 1997 Plan, subject to stockholder approval, to increase the number of shares reserved for issuance under the 1997 Plan from 1,500,000 shares to 3,000,000 shares. As described below, the Board of Directors believes that the 1997 Plan is an important incentive tool for the Company and, therefore, that it is in the best interests of the Company and the stockholders to provide for the issuance of additional shares of Common Stock under the 1997 Plan.

     The purpose of the 1997 Plan is to promote the success of the Company by attracting and retaining key personnel. Awards under the 1997 Plan compensate employees for their contributions to the Company and motivate continued strong performance by giving them an ownership interest in the Company.

DESCRIPTION OF AWARDS

     The 1997 Plan provides for the grant of stock options, restricted stock and other stock-based awards ("Awards"). The Company may make Awards under the 1997 Plan through February 3, 2007, but Awards previously granted may extend beyond that date. The Board of Directors may amend the 1997 Plan or terminate it sooner, provided that the Company's stockholders must approve certain amendments.

     Incentive Stock Options and Nonstatutory Options. A recipient who receives options under the 1997 Plan may purchase a fixed number of shares of Common Stock during specified periods at an option price and subject to certain terms and conditions established at the time of grant. The exercise price of incentive stock options and options that the Compensation Committee intends to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), may not be less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding 10% or more of the voting stock of the Company). The exercise price of all other options may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. On March 24, 1999, the closing sale price of the Common Stock on the Nasdaq National Market was $16.375.

     Restricted Stock. A recipient who receives restricted stock awards under the 1997 Plan may purchase shares of Common Stock, subject to the Company's right to repurchase some or all of those shares. The Board of Directors of the Compensation Committee will determine the price at which participants may purchase shares of Common Stock. The purchase price may not be less than the par value of the Common Stock. In most cases the Company expects that the purchase price will be nominal (equal to the par value of $.10 per share), and the price may vary among participants. The Company may award restricted stock at a price that may be less than, equal to or greater than the fair market value of the Common Stock on the date of award.

     For the period set forth in the document evidencing a restricted stock award, the shares the recipient purchases under the 1997 Plan will be subject to certain restrictions upon transfer and forfeiture provisions relating to termination of employment. In general, with limited exceptions, the restricted stock awards granted to date provide that the recipient is restricted from selling 100% of the shares of awarded stock during the first year after grant, 75% during the second year, 50% during the third year, and 25% during the fourth year. The Company may, in its discretion, waive its right to repurchase any shares that become forfeitable under the 1997 Plan. In addition, the Company may impose upon the recipient of an award such other restrictions on the shares awarded under the 1997 Plan as the Board of Directors may deem advisable and in the best interests of the Company. During the period that shares purchased under the 1997 Plan are restricted, the recipient is able to vote the shares and receive any dividends on the shares.

     Other Awards. The 1997 Plan provides for the issuance of other stock-based awards, such as stock appreciation rights and conditional stock grants. To date, the Company has not granted any such other stock-based awards.

ELIGIBILITY

     All of the employees, officers, directors, consultants and advisors of the Company and of certain of its subsidiaries (approximately 800 people as of March 24, 1999) are eligible to participate in the 1997 Plan; however, the Company may only grant incentive stock options to persons eligible under the Code. The 1997 Plan provides that the maximum number of share of Common Stock with respect to which Awards may be granted to any employee may not exceed 200,000 during any calendar year. To date, the Company has granted options to purchase 1,000,000 shares of Common Stock and 497,073 shares of restricted stock under the 1997 Plan, including options to purchase 200,000, 90,000, 92,500, 87,500, 17,500,
12,500, 100,000, 87,500, 20,000 and 830,000 shares to Messrs. Cogan, Tripple,
Kasnet, Smith, Butler, Keough, Strassman, Ms. Malecka and Dr. Teja and to all current executive officers as a group, respectively, and 0, 14,196, 9,412, 9,412, 15,392, 3,784, 9,412, 1,980 and 89,228 shares of restricted stock to
Messrs. Cogan, Tripple, Kasnet, Smith, Butler, Keough, Ms. Malecka and Dr. Teja and to all current executive officers as a group, respectively. No other director, director nominee or associate of any director, director nominee or executive officer has received any Award under the 1997 Plan, and no other individual has received 5% or more of all Awards granted under the 1997 Plan. The grant of Awards under the 1997 Plan is discretionary, and the Company cannot now determine the number or type of Awards that it will grant in the future to any particular person or group, including the named executive officers.

ADMINISTRATION

     The Board has the authority to adopt, amend and repeal the 1997 Plan and the administrative rules, guidelines and practices relating to the 1997 Plan, to interpret the provisions of the 1997 Plan and to accelerate the vesting and reduce the exercise price of Awards. Pursuant to the terms of the 1997 Plan, the Board of Directors has appointed the Compensation Committee to administer certain aspects of the 1997 Plan, including the grant of options and the issuance of restricted stock to executive officers. To the extent that an amendment to the 1997 Plan is required in order to grant a particular Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code, such Award shall not become vested until the Company's stockholders approve the required amendment to the 1997 Plan.

     The Board of Directors of the Company does not intend to grant any options under the 1997 Plan at an exercise price below the fair market value of the Common Stock on the date of grant, nor does the Board of Directors intend to reset the exercise price of any options after setting the exercise price on the date of grant.

Further, the Board of Directors has no present intention of granting options that are subject to a vesting schedule shorter than three years.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1997 Plan and with respect to the sale of Common Stock acquired under the 1997 Plan.

     Incentive Stock Options. In general, a participant will not have taxable income upon the grant or exercise of an incentive stock option. Instead, a participant generally will have taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option (the "ISO Stock"). The exercise of an incentive stock option, however, may subject a participant to the alternative minimum tax. Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted and one year from the date the option was exercised, the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price. If the participant sells the ISO Stock prior to having owned it for at least two years from the date of the option grant and one year from the date of the option exercise, then generally all or a portion of the gain recognized will be ordinary compensation income, and any remaining gain will be a capital gain. This capital gain will be long term if the participant has held the ISO Stock for more than one year prior to the date of the sale. If a participant sells ISO Stock for less than the exercise price, the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be long term if the participant has held the ISO Stock for more than one year prior to the date of the sale.

     Nonstatutory Options. As in the case of an incentive stock option, a participant will not have taxable income upon the grant of a nonstatutory option. Unlike an exercise of an incentive stock option, however, the exercise of a nonstatutory option will create ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "NSO Stock") on the date of exercise over the exercise price. With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will have capital gain or loss in an amount equal to the excess or shortfall, as the case may be, of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be long term if the participant has held the NSO Stock for more than one year prior to the date of sale.

     Restricted Stock. The recipient of a restricted stock award will not be taxed on the award at the time made unless the recipient makes an election under
Section 83(b) of the Code. If the recipient makes a Section 83(b) election within 30 days of the date of grant, the recipient will recognize ordinary income, for the year in which the award is received, in an amount equal to the difference between the fair market value of the Common Stock at the time of award and the purchase price for the Common Stock. If the recipient does not make a Section 83(b) election, the recipient will recognize ordinary income, at the time that the forfeiture provisions and restriction on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at that time and the original purchase price for the Common Stock. Upon a sale of the Common Stock acquired pursuant to a restricted stock award, the recipient will recognize a capital gain or loss on the difference between the recipient's basis (the price paid plus any ordinary income previously recognized) and the sale price. The gain or loss will be long term if the recipient holds the Common Stock for more than one year. For this purpose, the holding period shall begin on the day after the date on which the forfeiture provisions or restrictions lapse if the recipient does not make a Section 83(b) election or on the day after the award is granted if the recipient makes a Section 83(b) election.

     Tax Consequences to the Company. The Company generally will have no tax consequences upon the grant of a stock option or restricted stock award under the 1997 Plan. Moreover, in general, the Company will have no tax consequences either upon the exercise of an incentive stock option acquired under the 1997 Plan or upon the sale of any Common Stock acquired under the 1997 Plan. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income that any participant recognizes under the 1997 Plan. Any such deduction will be subject to the limitations of
Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the 1997 Plan who are employees or otherwise subject to withholding in connection with a restricted stock award or the exercise of a nonstatutory stock option.

PROPOSED AMENDMENT

     In May 1997, the stockholders approved 1,500,000 shares of Common Stock for issuance under the 1997 Plan. As of March 24, 1999, the number of shares available for future grant under the 1997 Plan was 11,870. The purpose of the proposed amendment to the 1997 Plan is to provide a sufficient number of shares for future issuance under the 1997 Plan by increasing the total number of shares reserved for issuance under the 1997 Plan from 1,500,000 shares to 3,000,000 shares. These shares would be issued both to reward management and employees for their past efforts and to motivate them to continue contributing to the growth of the Company.

     THE BOARD OF DIRECTORS BELIEVES THAT THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR AWARDS UNDER THE 1997 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 1997 PLAN FROM 1,500,000 SHARES TO 3,000,000 SHARES.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by the stockholders, the Board of Directors of the Company has selected the firm of Arthur Andersen LLP, independent accountants, as accountants of the Company for the year ending December 31, 1999. Arthur Andersen LLP has acted as the Company's accountants since 1979.

     The Company expects that representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     If the stockholders do not ratify the selection of Arthur Andersen LLP as the Company's independent accountants, the Board of Directors will reconsider the selection of accountants.

                             STOCKHOLDER PROPOSALS

     The Company will consider appropriate stockholder proposals for inclusion on the agenda of its 2000 Annual Meeting of Stockholders. Proposals of stockholders made in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 and intended to be presented at the 2000 Annual Meeting of Stockholders must be submitted in writing to the attention of the Chief Financial Officer of the Company, 60 State Street, Boston, Massachusetts 02109 no later than December 15, 1999 for inclusion in the proxy statement for that meeting. In addition, the Company's By-laws require that the Company be given advance notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). The required notice must be made in writing, include the information required by the By-laws, be delivered or mailed by first class United States mail, postage prepaid, to the Chief Financial Officer of the Company, 60 State Street, Boston, Massachusetts 02109, and be received not less than 60 days nor more than 90 days prior to the 2000 Annual Meeting; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination or other proposal shall have been mailed or delivered to the Chief Financial Officer of the Company not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure made, whichever occurs first. While the Company has not yet set the date of the 2000 Annual Meeting, assuming it was held on May 18, 2000 (the same day as this year's meeting), notice of a stockholder proposal or director nomination would need to be made no earlier than February 17, 2000 and no later than March 19, 2000.

       COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on the review of the copies of such reports furnished to the Company or written representations that no other reports were required to be filed, the Company believes that during the 1998 fiscal year all filing requirements were complied with in a timely manner.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that may come before the Annual Meeting. If any stockholder properly presents any other matters to the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise to act, in accordance with their judgment.

     The Company will pay all costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and employees, without additional compensation, may solicit proxies by telephone and personal interviews. In addition, the Company reserves the right to engage outside agencies to solicit proxies. The Company will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for any related out-of-pocket expenses.


                                            By order of the Board of Directors,


                                            Joseph P. Barri
                                            -----------------------------------
                                            JOSEPH P. BARRI, Secretary



April 13, 1999

     THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING. THE COMPANY APPRECIATES YOUR COOPERATION. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY EVEN IF YOU HAVE SENT IN YOUR PROXY.

                                                                      APPENDIX A

                            THE PIONEER GROUP, INC.

                           1997 STOCK INCENTIVE PLAN
                 (AMENDED AND RESTATED AS OF FEBRUARY 3, 1999)

I.  PURPOSE

     The purpose of this 1997 Stock Incentive Plan (the "Plan") of The Pioneer Group, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of The Pioneer Group, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") (a "Subsidiary").

II.  ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

III.  ADMINISTRATION, DELEGATION

     A. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time, to interpret and correct the provisions of the Plan and any Award. No member of the Board shall be liable for any action or determination relating to the Plan. All decisions by the Board shall be made in their sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

     B. Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     C. Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). For so long as the common stock, $.10 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of
Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act." All references in the Plan to the "Board" shall mean a Committee or the Board or the executive officer referred to in Section 3(b) to the extent of such delegation.

IV.  STOCK AVAILABLE FOR AWARDS

     A. Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 3,000,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as defined hereinafter), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     B. Per-Participant Limit. Subject to adjustment under Section 4(c), the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 200,000 per calendar year. The Per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

     C. Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) applies for any event, Section 8(e)(1) shall be applicable to such event, and
Section 4(c) shall not be applicable.

V.  STOCK OPTIONS

     A. General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     B. Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     C. Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     D. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     E. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     F. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          1. in cash or by check, payable to the order of the Company;

          2. except as the Board may otherwise provide in an Option, delivery of an irrevocable and unconditional undertaking by a credit worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          3. to the extent permitted by the Board and explicitly provided in the Option, (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board (provided that, if determined by the Company to be required by law, the Participant shall pay cash equal to at least the par value of the shares purchased), or (iii) by payment of such other lawful consideration as the Board may determine; or

          4. any combination of the above permitted forms of payment.

     "(G) An optionee who is a participant in a deferred compensation plan established by the Company may elect, with the permission of the Board of Directors and in accordance with rules established by the Board of Directors, to defer the receipt of any shares of Common Stock issuable upon the exercise of an option provided that such election is irrevocable and made at least that number of days prior to the exercise of the option which shall be determined by the Board of Directors. The optionee's account under such deferred compensation plan shall be credited with a number of stock units equal to the number of shares so deferred."

VI.  RESTRICTED STOCK

     A. Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     B. Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any (provided that, if determined by the Company to be required by law, the Participant shall pay cash equal to at least the par value of the shares purchased). Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

VII.  OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

VIII.  GENERAL PROVISIONS APPLICABLE TO AWARDS

     A. Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to Participant, to the extent relevant in the context, shall include references to authorized transferees.

     B. Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     C. Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     D. Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     E. Acquisition Events

          1. Consequences of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding
     Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which
     (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options;
     (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

          Each Option or other Award assumed or substituted pursuant to clause
     (i) or (v)(B) above shall include a provision to the effect that such Option or Award shall become immediately exercisable (or vested) in full if, within the remaining period during which such Option or Award shall otherwise become exercisable pursuant to its terms, the Participant is relocated more than 100 miles from Boston or is terminated for any reason. The provisions of this paragraph (x) shall not apply to any employee who is terminated following an Acquisition Event if such employee was or is a member of the group which has acquired 25% of the combined voting power pursuant to clause d of the following paragraph, and (y) shall be in addition to and not in lieu of any other provisions of this Section VIII(E).

          An "Acquisition Event" shall mean: (a) any merger or consolidation with another corporation unless such merger or consolidation does not change in any material way the voting control of the Company; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company; provided, however, that this clause d of this subsection (E)(1) shall not apply to the acquisition of securities by John F. Cogan, Jr., who is currently the beneficial owner of approximately 15% of the securities of the Company.

          2. Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     F. Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     G. Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     H. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     I. Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

IX.  MISCELLANEOUS

     A. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     B. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

     C. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     D. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

     E. Stockholder Approval. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

     F. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Adopted by the Board of Directors on February 3, 1999.

                                                                       0399-6432

                                                                      Appendix B
                                                                      ----------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

    -------------------------------------------           1. Election of Directors.                     For All   With-   For All
              THE PIONEER GROUP, INC.                                                                  Nominees   hold    Except
    -------------------------------------------              Robert L. Butler    Jaskaran G. Teja
                  COMMON STOCK                               John F. Cogan, Jr.  David D. Tripple         [ ]      [ ]      [ ]
                                                             Maurice Engleman    John H. Valentine
                                                             Alen J. Strassman

                                                             NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).
    CONTROL NUMBER:
    RECORD DATE SHARES:
                                                                                                          For    Against  Abstain
                                                          2. Ratification and approval of amendment to    [ ]      [ ]      [ ]
                                                             1997 Stock Incentive Plan.

                                                          3. Ratification of the selection of             [ ]      [ ]      [ ]
                                                             independent accountants.

                                                                A vote FOR the director nominees and FOR proposals 2 and 3 is recommended by the Board of Directors.

                                              ------------   Mark box at right if an address change or comment has been     [ ]
 Please be sure to sign and date this Proxy   Date           noted on the reverse side of this card.
 ---------------------------------------------------------



 -----Stockholder sign here------- Co-owner sign here-----

 DETACH CARD                                                                                                        DETACH CARD


                                                      THE PIONEER GROUP, INC.


Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on Tuesday, May 18, 1999.

Thank you in advance for your prompt consideration of these matters.


Sincerely,


The Pioneer Group, Inc.


COMMON STOCK                THE PIONEER GROUP, INC.                COMMON STOCK

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

                ANNUAL MEETING OF STOCKHOLDERS -- MAY 18, 1999


Those signing on the reverse side, revoking any prior proxies, hereby appoint(s), John F. Cogan, Jr., David D. Tripple and John A. Boynton, or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 1999 Annual Meeting of Stockholders of The Pioneer Group, Inc. and at any adjournments thereof, as indicated, upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no other indication is made, the proxies will vote "For" proposals 1, 2 and 3.

--------------------------------------------------------------------------------
    PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE
                              ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign this Proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?
________________________________                ________________________________

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